UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 2, 2020

Coupa Software Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-37901	20-4429448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 S. Grant Street

San Mateo, CA 94402

(Address of principal executive offices, including zip code)

650-931-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COUP	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 2, 2020, Coupa Software Incorporated (“Coupa” or the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among the Company, Lloyd Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub I”), Lloyd Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“Merger Sub II”), and Laurel Parent Holdings, Inc., a Delaware corporation (the “Target”), pursuant to which (i) Merger Sub I merged with and into the Target and the Target continued as the surviving corporation (the “Surviving Corporation”) and (ii) as part of the same overall transaction, the Surviving Corporation merged with and into Merger Sub II and Merger Sub II continued as the surviving limited liability company (the “Surviving LLC”) and became a wholly-owned subsidiary of the Company (collectively, the “Transaction”).

The Target, together with its subsidiaries (collectively, “LLamasoft”), is a supply chain design and analysis software and solutions provider. LLamasoft provides an AI-powered enterprise decision platform to deliver faster, smarter decisions across the extended supply chain.

The total consideration for the Transaction, including repayment of debt and expenses, is approximately $1.5 billion, of which approximately $795 million was paid in cash (which amount is subject to customary upward or downward adjustments for the Target’s working capital) and the remainder was paid in the form of 2,403,713 shares of Coupa’s common stock, par value $0.0001 per share (the “Shares”).

Holders of vested restricted stock units of the Target and vested in-the-money stock options became entitled to receive a portion of the consideration for the Transaction as described above.

The Shares were issued to former equityholders of the Target who were determined to be accredited investors in an offering exempt from registration under Section 4(a)(2) and/or Regulation D under the Securities Act of 1933, as amended. The holders of the Shares are entitled to have their Shares registered for resale on a registration statement to be filed with the U.S. Securities and Exchange Commission. A copy of the Registration Rights Agreement (the “Registration Rights Agreement”), by and among the Company and certain equityholders of the Target, is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Pursuant to the Merger Agreement, the Target and its shareholders have made certain representations and warranties to the Company for which, subject to the terms of the Merger Agreement, they will be liable in the event of a breach. The shareholders have agreed to indemnify the Company for such breaches and for certain other matters, with $15 million of the cash consideration to be held in an escrow account for fifteen (15) months to secure these indemnification obligations. In addition to the escrowed funds, the Company has purchased a representation and warranty insurance policy with an aggregate limit of $150 million.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement governs the contractual rights between the parties in relation to the Transaction. We have included the above summary of certain terms of the Merger Agreement and attached the Merger Agreement as an exhibit to this Form 8-K to provide you with information regarding the terms of the Merger Agreement. This summary and this Form 8-K are not intended to modify or supplement any factual disclosures about the Company or the Target in our public reports filed with the SEC or other regulators. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or the Target. The representations and warranties contained in the Merger Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 2, 2020, the Company completed the acquisition contemplated by the Merger Agreement. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On November 2, 2020, the Company issued a press release announcing that it had entered into the Merger Agreement pursuant to which the Company acquired all of the outstanding equity securities of the Target, subject to the terms and conditions of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated November 2, 2020, by and among Coupa Software Incorporated, Lloyd Merger Sub, Inc., Lloyd Merger Sub, LLC, Laurel Parent Holdings, Inc. and TPG VII Laurel Holdings, L.P., as stockholder representative.

2.2	Registration Rights Agreement, dated November 2, 2020, by and among Coupa Software Incorporated and certain equityholders of Laurel Parent Holdings, Inc.

99.1	Press Release dated November 2, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

*

Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the Securities and Exchange Commission, upon its request, any or all of such omitted exhibits and/or schedules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coupa Software Incorporated

By:	/s/ Todd Ford
Todd Ford
Chief Financial Officer (Principal Financial Officer)

Dated: November 2, 2020